UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2005

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

(a) (1)      Aon Corporation (“Aon”) and Gregory C. Case entered into an Employment Agreement dated as of April 4, 2005 (the “Employment Agreement”).  Aon and Mr. Case also entered into a Severance Agreement dated as of April 4, 2005 (the “Severance Agreement”).

(a) (2)      The material terms and conditions of the Employment Agreement are as follows:

The Employment Agreement commenced April 4, 2005 and will expire April 3, 2010 unless terminated earlier.  The Employment Agreement provides Mr. Case will be employed as Aon’s President and Chief Executive Officer.  The Employment Agreement also provides that Mr. Case will be appointed to Aon’s Board of Directors, and will be nominated for election as a Director at each subsequent annual meeting of stockholders during the period of his employment.

The Employment Agreement provides for a base salary of $1,500,000, subject to adjustment at the discretion of the Board of Directors, and an annual incentive bonus of up to 250% of his base salary, with a targeted annual incentive bonus of not less than 125% of his base salary.  The Employment Agreement provides that Mr. Case’s incentive bonus for 2005 shall be not less than $1,875,000 and will be paid in cash.

Upon commencement of his employment, Mr. Case will receive: (i) a restricted stock unit award of 125,000 shares of Aon common stock, which will vest in four installments of 12,500 shares on each of the first through fourth anniversaries of the date of grant and in a final installment of 75,000 shares on the fifth anniversary of the date of grant; and (ii) a nonqualified stock option award to purchase 1,000,000 shares of Aon common stock, which will vest in three equal annual installments on each of the second through fourth anniversaries of the date of grant.  As described below in this section (a)(2) of Item 1.01, the restricted stock unit award, and the portion of the stock option award related to 325,000 shares, shall be granted outside of the 2001 Aon Stock Incentive Plan.  During the term of his employment, Mr. Case will also receive an annual option grant with a Black-Scholes value of not less than $1,800,000.  In addition, the Employment Agreement provides that Mr. Case shall be provided with life insurance coverage in the amount of $5,000,000 during the term of the Employment Agreement.  If Mr. Case’s employment is terminated for any reason other than by Aon for cause (as defined in the Employment Agreement) after Mr. Case has attained at least age 50 and completed at least 10 years of continuous employment, Mr. Case, his spouse and his dependent children shall be eligible for coverage under Aon’s retiree medical program.

In the event of Mr. Case’s death during the term of the Employment Agreement, his heirs, executors or the administrators of his estate shall receive: (i) his accrued base salary through and including his date of death; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of death; (iv) other employee benefits to which he was entitled at the time of his death in accordance with the terms of the plans and programs of Aon; and (v) continued vesting of the stock options and awards granted to him pursuant to the Employment Agreement.  If Mr. Case’s employment is terminated due to his incapacity or disability, he will receive the payments and benefits set forth in items (i) through (v) of the immediately preceding sentence.

If Aon terminates Mr. Case’s employment due to his failure to perform the duties under the Employment Agreement to the satisfaction of the majority of the members of the Board of Directors (excluding Mr. Case), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of termination; and (iv) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon.  In the event of a termination for cause, Mr. Case must immediately resign from the Board of Directors.

If Aon terminates his employment for any other reason (other than for cause as defined in the Employment Agreement), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of termination; (iv) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon; provided that Aon shall continue to provide medical, dental and vision benefits to Mr. Case, his spouse and dependent children for a period of 24 months following the date of termination, followed with immediate eligibility for coverage under Aon’s retiree medical program until Mr. Case, his spouse and dependent children become covered by the plan of another employer providing comparable benefits; (v) accelerated vesting of the restricted stock unit award and continued vesting of the stock option awards granted to him pursuant to the Employment Agreement; and (vi) a lump sum cash payment equal to two times the sum of Mr. Case’s base salary and his target annual incentive bonus for the bonus year in which his employment terminates, provided that for purposes of this calculation, Mr. Case’s base salary and target annual bonus will be no less than his initial base salary and initial target bonus.  If Mr. Case voluntarily terminates his employment with good reason (as defined in the Employment Agreement), he will be entitled to receive the payments and benefits set forth in items (i) through (vi) of the immediately preceding sentence.

Non-competition and non-solicitation covenants apply to Mr. Case for a period of two years following the termination of his employment without regard to the reason for such termination.

The material terms and conditions of the Severance Agreement are as follows:

The Severance Agreement provides that Mr. Case will receive the following severance benefits upon a qualifying termination of employment in connection with or within two years following a change in control of Aon:

(1)           his base salary through the date of termination, a pro rated bonus based upon his average annual cash incentive for the preceding three years and any accrued vacation pay;

(2)           three times the sum of (a) his highest annual base salary in effect during the 12-month period prior to the date of termination; and (b) his target annual incentive bonus for the fiscal year in which the date of termination occurs;

(3)           the amount forfeited by him under any qualified defined contribution plan; and

(4)           his accrued benefits under the nonqualified benefit plans of Aon, which shall vest and be payable with three additional years of age and service credit and, in the case of the supplemental savings plan, three additional years of plan contributions.

The Severance Agreement also requires that Aon maintain medical, dental and life insurance on behalf of Mr. Case for three years, or until he becomes eligible for substantially equivalent benefits from another employer.  In addition, all stock options and other equity awards will become fully vested and each option will be exercisable until the expiration of its term.

If Mr. Case is entitled to severance payments and benefits or to vesting of stock options and other equity awards pursuant to an employment agreement or other compensation arrangement: (i) he will not be entitled to any payments or benefits pursuant to the Severance Agreement unless he releases all rights to such other payments and benefits; and (ii) stock options and other equity awards will not vest under the Severance Agreement unless he releases all rights to such other equity vesting.

Terminations of employment that entitle Mr. Case to receive severance benefits under the Severance Agreement consist of termination by Aon other than for cause or by Mr. Case for good reason, in each case in connection with or within two years following a change in control.

“Good reason” is defined as: (i) a material adverse change in authority, powers, functions, duties or responsibilities; (ii) a material reduction in salary or bonus opportunity; (iii) a failure to maintain material employee benefit or compensation plans; (iv) a reassignment of Mr. Case to an office location more than 50 miles from his current location; or (v) a failure by Aon to require a successor to assume Aon’s obligations.  “Cause” is defined as: (i) a material breach by Mr. Case of his duties and responsibilities which is demonstrably willful and deliberate, which is committed in bad faith or without reasonable belief that the breach is in the best interests of Aon and which is not remedied in a reasonable period of time after receipt of written notice from Aon of such breach; (ii) gross misconduct, theft, fraud, breach of trust or any act of dishonesty by him which results in material harm to Aon; or (iii) the commission by him of a felony involving moral turpitude.

A “change in control” for purposes of the Severance Agreement generally consists of any of the following:

(1)           an acquisition of 30% or more of either Aon’s outstanding common stock or the combined voting power of the outstanding securities entitled to vote;

(2)           a change in the majority of the current Board;

(3)           a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of Aon (unless the existing stockholders receive more than 60% of the combined voting power of the surviving company, no person or group owns 30% or more of the common stock or voting securities and there is no change in the majority of the Board); and

(4)           a liquidation or dissolution of Aon.

As a condition to the receipt of payments and benefits pursuant to the Severance Agreement, Mr. Case is required to enter into an agreement with Aon providing that he will not compete with Aon or solicit employees or customers of Aon for a two-year period and will not use or disclose any confidential information of Aon.

If Mr. Case is entitled under the Severance Agreement to severance payments and benefits or the vesting of equity awards, and any payment pursuant to such agreements or which would otherwise be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, he is entitled to a grossed-up payment from Aon sufficient to pay the amount of such excise tax.

The Severance Agreement may not, without Mr. Case’s consent, be amended or terminated during the term of the Employment Agreement.  In any event, the Severance Agreement will terminate upon the first to occur of Mr. Case’s death and the termination of his employment relationship prior to a change in control.

Finally, certain of the equity compensation grants made to Mr. Case pursuant to his Employment Agreement were not granted pursuant to the Aon Stock Incentive Plan, and therefore constitute a compensatory arrangement adopted without the approval of security holders pursuant to which equity may be awarded.  These grants are as follows: (i) 125,000 restricted stock units, which vest in four installments of 12,500 shares on each of the first through fourth anniversary of the date of grant, and one installment of 75,000 shares on the fifth anniversary of the date of grant; and (ii) 325,000 options to purchase shares of Aon common stock at an exercise price of $22.86, which have a term of ten years and vest in three equal annual installments beginning on the second anniversary of the date of grant.

A copy of the press release relating to these equity compensation grants is filed with this report as Exhibit 99.1.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           On April 4, 2005, Aon issued a press release entitled “Aon Names Gregory C. Case President and Chief Executive Officer,” a copy of which is filed with this report as Exhibit 99.2.  As described in the press release, Patrick G. Ryan, who has served as Aon’s Chief Executive Officer (Aon’s principal executive officer), will become the Executive Chairman of Aon’s Board of Directors.

(c) (1)      On April 4, 2005, Mr. Case accepted the offer of the Board of Directors of Aon to serve as Aon’s President and Chief Executive Officer, effective immediately.

(2)           Mr. Case, 42, most recently served as head of the Financial Services Practice at McKinsey & Company, the international strategic management consulting firm, where he worked for 17 years.  Previously, Mr. Case was responsible for McKinsey’s Global Insurance Practice.  Other than the Employment Agreement and the Severance Agreement, there is no arrangement or understanding between Mr. Case and other persons pursuant to which he was selected as an officer.

(3)           The material terms and conditions of the Employment Agreement and the Severance Agreement are set forth under Item 1.01. Entry Into a Material Definitive Agreement above, and incorporated herein by reference.

(d) (1)     On April 4, 2005, Mr. Case accepted the offer of the Board of Directors of Aon to serve as a director of Aon, effective immediately.

(2)           Other than the Employment Agreement and the Severance Agreement, there is no arrangement or understanding between Mr. Case and any other persons pursuant to which he was selected as a director.

(3)           At the time of this filing, Mr. Case has not been named to serve on any committee of the Board of Directors of Aon, and the information about whether Mr. Case is expected to be named to serve on any committees of the Board of Directors of Aon is not determined or is unavailable at the time of this filing.

(4)           The information required by Item 404(a) of Regulation S-K is not determined or is unavailable at the time of this filing.

Item 9.01. Financial Statements and Exhibits.

(a)—(b)    Not applicable.

(c)            Exhibits:

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Aon on April 4, 2005 providing details of an equity grant to Gregory C. Case.

99.2	Press Release issued by Aon on April 4, 2005 announcing that Aon has named Gregory C. Case President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ David P. Bolger
David P. Bolger Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Date: April 4, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Aon on April 4, 2005 providing details of an equity grant to Gregory C. Case.

99.2	Press Release issued by Aon on April 4, 2005 announcing that Aon has named Gregory C. Case President and Chief Executive Officer.